Exhibit (h)(6)
                          EXPENSE LIMITATION AGREEMENT

         EXPENSE LIMITATION AGREEMENT, effective as of April 30, 2000, by and between Ivy Management, Inc. (the "Investment Manager") and Mackenzie Solutions (the "Trust"), on behalf of each series of the Trust set forth in Schedule A (each a "Fund," and collectively, the "Funds").

         WHEREAS, the Trust is a Massachusetts Business Trust, (and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company of the series type, and each Fund is a series of the Trust; and

         WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated June 28, 1999, as amended ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average net assets of each such Fund; and

         WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interest of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

         NOW THEREFORE, the parties hereto agree as follows:

1.       Expense Limitation.

1.1 Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year ("Fund Operating Expenses"), including but not limited t investment management fees, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation, expenses not incurred in the ordinary course of such Fund's business, and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act, exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

1.2 Operating Expense Limit. The maximum Operating Expense Limit and term of this Agreement with respect to each Fund are set forth in Item #1 and Item #2 on Schedule A. All Operating Expense Limits presented on Schedule A are based on a percentage of the average net assets of each Fund.

1.3 Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Trust by delivery a revised Schedule A to the Trust reflecting such extension.

1.4 Changes to Operating Expense Limit. The Investment Manger may lower, but may not during the term of this Agreement increase, the Operating Expense Limit for any Fund by delivering a revised Schedule A to the Trust reflecting such reduction. The Investment Manager may also cover additional series of Mackenzie Solutions under this Agreement by delivering a revised Schedule A to the Trust.

1.5 Method of Computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses of a Fund for any day exceed the Operating Expense Limit of such Fund, the Investment Manager shall remit to the Fund an amount equal to that day's Excess Amount.

1.6 Payment of Excess Amount. Any Excess Amount accrued during a month shall be paid by the Investment Manager within the first 10 days of the following month.

2.       Fund Reimbursement of Prior Expense Reimbursements.

         If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the payments previously remitted by the Investment Manger to the Fund pursuant to section 1 hereof (the "Reimbursement Amount") to the extent that the Fund's annualized Operating Expenses plus the amount reimbursed to the Investment Manager equals, for such day, the Operating Expense Limit provided in Schedule A.

3.       Term and Termination of Agreement.

         This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party, at its principal place of business.

4.       Miscellaneous.

4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof.

4.2 Interpretation. Nothing contained herein shall be deemed to require the Trust or the Funds to take any action contrary to the Trust' Articles of Incorporation or By-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of April 30, 2000.

         SIGNATURES

         This Agreement has been signed below by the following persons on behalf of the Investment Manager and Trust and in the capacities and on the dates indicated.

         ON BEHALF OF MACKENZIE SOLUTIONS, AND EACH OF ITS SERIES,

         By (Signature and Title)   /s/C. WILLIAM FERRIS
         C. William Ferris,
         Secretary/Treasurer


         ON BEHALF OF IVY MANAGEMENT, INC.

         By (Signature and Title)   /s/JAMES W. BROADFOOT
         James W. Broadfoot,
         President


         Date: April 30, 2000



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                                   Schedule A

         Item #1 - Operating Expense Limit through April 29, 2000:

         International Solutions I - Conservative Growth
         Class A                                              0.87%
         Class B                                              1.62%
         Class C                                              1.62%
         Class I                                              0.53%
         Advisor Class                                        0.62%

         International Solutions II - Balanced Growth
         Class A                                              0.83%
         Class B                                              1.58%
         Class C                                              1.58%
         Class I                                              0.49%
         Advisor Class                                        0.58%

         International Solutions III - Moderate Growth
         Class A                                              0.75%
         Class B                                              1.50%
         Class C                                              1.50%
         Class I                                              0.41%
         Advisor Class                                        0.50%

         International Solutions IV - Long-term Growth
         Class A                                              0.69%
         Class B                                              1.44%
         Class C                                              1.44%
         Class I                                              0.35%
         Advisor Class                                        0.44%

         International Solutions V - Aggressive Growth
         Class A                                              0.65%
         Class B                                              1.40%
         Class C                                              1.40%
         Class I                                              0.31%
         Advisor Class                                        0.40%

         Item #2 - Operating Expense Limit from April 30, 2000 through April 29, 2009:

         International Solutions I - Conservative Growth
         Class A                                              1.42%
         Class B                                              2.17%
         Class C                                              2.17%
         Class I                                              1.08%
         Advisor Class                                        1.17%

         International Solutions II - Balanced Growth
         Class A                                              1.38%
         Class B                                              2.13%
         Class C                                              2.13%
         Class I                                              1.04%
         Advisor Class                                        1.13%

         International Solutions III - Moderate Growth
         Class A                                              1.30%
         Class B                                              2.05%
         Class C                                              2.05%
         Class I                                              0.96%
         Advisor Class                                        1.05%

         International Solutions IV - Long-term Growth
         Class A                                              1.24%
         Class B                                              1.99%
         Class C                                              1.99%
         Class I                                              0.90%
         Advisor Class                                        0.99%

         International Solutions V - Aggressive Growth

         Class A                                              1.20%
         Class B                                              1.95%
         Class C                                              1.95%
         Class I                                              0.86%
         Advisor Class                                        0.95%